Exhibit 99.1

Cray Media:	Investors:
Juliet McGinnis	Paul Hiemstra
206/701-2152	206/701-2044
pr@cray.com	ir@cray.com

CRAY INC. REPORTS THIRD QUARTER 2018 FINANCIAL RESULTS
Company continues to expect 2018 revenue growth in the range of 15%

Seattle, WA - October 30, 2018 - Global supercomputer leader Cray Inc. (Nasdaq: CRAY) today announced financial results for its third quarter ended September 30, 2018.

All figures in this release are based on U.S. GAAP unless otherwise noted. A reconciliation of GAAP to non-GAAP measures is included in the financial tables in this press release.

Revenue for the third quarter of 2018 was $92.8 million, compared to $79.7 million in the third quarter of 2017. Net loss for the third quarter of 2018 was $22.4 million, or $0.55 per diluted share, compared to a net loss of $10.2 million, or $0.25 per diluted share in the third quarter of 2017. Non-GAAP net loss was $19.3 million, or $0.47 per diluted share for the third quarter of 2018, compared to non-GAAP net loss of $13.3 million, or $0.33 per diluted share in the third quarter of 2017.

For the third quarter of 2018, overall gross profit margin on a GAAP and non-GAAP basis was 27%, compared to 36% on a GAAP and non-GAAP basis in the third quarter of 2017.

Operating expenses for the third quarter of 2018 were $48.0 million, compared to $54.7 million in the third quarter of 2017. Non-GAAP operating expenses for the third quarter of 2018 were $44.6 million, compared to $43.9 million in the third quarter of 2017.

As of September 30, 2018, cash, investments, and restricted cash totaled $184 million. Working capital at the end of the third quarter was $294 million, compared to $325 million at June 30, 2018.

“We had a solid quarter, highlighted by several large system installations, as well as continued strong bookings and market activity,” said Peter Ungaro, president and CEO of Cray. “Today we launched our next generation supercomputing platform, code-named Shasta, which we plan to begin shipping late next year. This system’s revolutionary design, including a new Cray designed system interconnect, builds on our long history of leadership at the high-end of the market to deliver game-changing innovations in hardware and software. NERSC, the National Energy Research Scientific Computing Center, selected Shasta and a future-generation Cray storage solution for its NERSC-9 program. At $146 million, this is one of the largest awards in our company’s history and a major endorsement of our technology roadmap. Without a doubt, Shasta represents a major step in setting ourselves up for strong future growth.”

Outlook
For 2018, while a wide range of results remains possible, Cray expects revenue to be in the range of $450 million. For 2018, GAAP and non-GAAP gross margins are expected to be in the range of 30%. Non-GAAP operating expenses for 2018 are expected to be in the range of $190 million. For 2018, non-GAAP adjustments are expected to total about $14 million, driven primarily by share-based compensation. For the year, GAAP operating expenses are anticipated to be about $12 million higher than non-GAAP operating expenses, and GAAP gross profit is expected to be about $2 million lower than non-GAAP gross profit.

Based on this outlook, Cray’s effective GAAP and non-GAAP tax rates for 2018 are both expected to be in the low-single digit range, on a percentage basis.

While a wide range of results remains possible and it is still early in the planning process, Cray expects 2019 annual revenue to grow modestly compared to its current 2018 outlook.

Actual results for any future periods are subject to large fluctuations given the nature of Cray’s business.

Recent Highlights

•
Today, Cray unveiled its new, revolutionary supercomputing system code-named “Shasta.” Shasta incorporates next-generation Cray system software to enable modularity and extensibility, a new Cray-designed system interconnect, unparalleled flexibility in processing choice within a system, and a software environment that provides for seamless scalability.

•
Today, the U.S. Department of Energy announced that the National Energy Research Scientific Computing Center has selected a Cray “Shasta” system for its NERSC-9 program. The program contract is valued at $146 million, one of the largest in Cray’s history.

•
In October, Cray and Stradigi AI, a leading Canadian AI solutions provider, announced a strategic partnership to offer AI implementation solutions combining Stradigi AI’s specialized data science skills with Cray’s supercomputing expertise and advanced technologies.

•
In October, Cray announced a new working relationship with the Haas F1 Team in the FIA Formula One World Championship. Beginning with the 2019 season, the third-year American racing team will use the computational capacity of a Cray CS500 supercomputer, which uses AMD EPYC 7000 processors, to handle its large simulations in support of future race car designs.

•
In September, Cray announced that the Met Office, the U.K.’s National Weather Service, expanded its Cray XC40 supercomputer with AI and analytics capabilities. The Met Office added Cray’s Urika-XC AI and analytics software suite to its supercomputers to unlock the highest levels of business value from the massive volumes of weather data it processes daily.

•
In September, Cray announced that the Institute for Basic Science in South Korea awarded the Company a contract valued at $9 million for a Cray XC50 supercomputer and a Cray ClusterStor L300 storage system.

•
In September, Cray announced that it had delivered and installed a Cray XC50 supercomputer and a ClusterStor L300 storage system at Railway Technical Research Institute, the research and development arm for Japan Railways Group.

Conference Call Information
Cray will host a conference call today, Tuesday, October 30, 2018 at 1:30 p.m. PT (4:30 p.m. ET) to discuss its third quarter ended September 30, 2018 financial results. To access the call, please dial into the conference at least 10 minutes prior to the beginning of the call at (866) 362-9806. International callers should dial (409) 217-8435 and use the conference ID #4668235. To listen to the audio webcast, go to the Investors section of the Cray website at www.cray.com/company/investors.

If you are unable to attend the live conference call, an audio webcast replay will be available in the Investors section of the Cray website for 180 days. A telephonic replay of the call will also be available by dialing (855) 859-2056, international callers dial (404) 537-3406, and entering the conference ID

#4668235. The conference call replay will be available for 72 hours, beginning at 4:45 p.m. PT on Tuesday, October 30, 2018.

Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission (“SEC”). A reconciliation of U.S. generally accepted accounting principles, or GAAP, to non-GAAP results is included in the financial tables included in this press release. Management believes that the non-GAAP financial measures that we have set forth provide additional insight for analysts and investors and facilitate an evaluation of Cray’s financial and operational performance that is consistent with the manner in which management evaluates Cray’s financial performance. However, these non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary or advisable for the conduct of Cray’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with or disclosures required by GAAP. These measures are adjusted as described in the reconciliation of GAAP to non-GAAP numbers at the end of this release, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent, or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review and consider this non-GAAP information as well as the GAAP financial results that are disclosed in Cray’s SEC filings.

Additionally, we have not quantitatively reconciled the non-GAAP guidance measures disclosed under “Outlook” to their corresponding GAAP measures because we do not provide specific guidance for the various reconciling items such as share-based compensation, adjustments to the provision for income taxes, amortization of intangibles, costs related to acquisitions, purchase accounting adjustments, and gain on significant asset sales, as certain items that impact these measures have not occurred, are out of our control, or cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact our financial results.
About Cray Inc.
Cray Inc. (Nasdaq:CRAY) combines computation and creativity so visionaries can keep asking questions that challenge the limits of possibility. Drawing on more than 45 years of experience, Cray develops the world’s most advanced supercomputers, pushing the boundaries of performance, efficiency and scalability. Cray continues to innovate today at the convergence of data and discovery, offering a comprehensive portfolio of supercomputers, high-performance storage, data analytics and artificial intelligence solutions. Go to www.cray.com for more information.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements related to Cray’s financial guidance and expected operating results, Cray’s competitive position in the high-end supercomputing market, Cray’s ability to grow in the future, and its product development, sales, and delivery plans. These statements involve current expectations, forecasts of future events, and other statements that are not historical facts. Inaccurate assumptions and estimates as well as known and unknown risks and uncertainties can affect the accuracy of forward-looking statements and cause actual results to differ materially from those anticipated by these forward-looking statements. Factors that could affect actual future events or results include, but are not limited to, the risk that Cray does not achieve the operational or financial results that it expects, the risk that Cray will not be able to secure orders for Cray systems to be accepted in the future when or at the levels expected, the risk that the segments of the high-end of the supercomputing market that Cray targets do not recover from the current downturn as early or as completely as expected or at all, the risk that Cray is not able to successfully complete its planned product development efforts or to ship Shasta systems within the planned timeframe or at all, the risk that Shasta systems will not have the features, performance or components currently planned, the risk that processors and interconnect technology planned for Cray Shasta systems are not available when expected or with the performance or pricing expected, the risk that the systems ordered by customers are not delivered when expected, do not perform as expected once delivered, or have technical issues that must be corrected before acceptance, the risk that the acceptance process for delivered systems is not completed, or customer acceptances are not received, when expected or at all, the risk that Cray is not able to successfully sell products and services in the big data, artificial intelligence, and commercial markets as expected or at all, the risk that Cray is not able to expand and penetrate its addressable market as expected or at all, the risk that the expense and/or effort to address Cray systems at customer sites that have issues with third party components or with Cray components is material, the risk that government funding to Cray for research and development projects is less than expected, the risk that Cray is not able to achieve anticipated gross margin or expense levels, and such other risks as identified in Cray’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, and from time to time in other reports filed by Cray with the SEC. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. Cray undertakes no duty to publicly announce or report revisions to these statements as new information becomes available that may change Cray’s expectations.

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ClusterStor, Urika, CRAY and the stylized CRAY mark are registered trademarks of Cray Inc. in the United States and other countries, and the CS and XC families of supercomputers are trademarks of Cray Inc.

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue:
Product	$57,990	$45,280	$185,823	$117,939
Service	34,806	34,420	106,770	107,927
Total revenue	92,796	79,700	292,593	225,866
Cost of revenue:
Cost of product revenue	49,053	35,090	148,372	89,356
Cost of service revenue	18,932	16,118	54,651	55,866
Total cost of revenue	67,985	51,208	203,023	145,222
Gross profit	24,811	28,492	89,570	80,644
Operating expenses:
Research and development, net	26,162	26,626	85,436	76,591
Sales and marketing	15,282	13,392	46,165	43,292
General and administrative	6,580	7,022	17,983	23,024
Restructuring	—	7,653	476	7,653
Total operating expenses	48,024	54,693	150,060	150,560
Loss from operations	(23,213)	(26,201)	(60,490)	(69,916)

Other income, net	151	4,161	199	5,358
Interest income, net	908	880	2,288	2,655
Gain on strategic transaction	—	4,389	—	4,389
Loss before income taxes	(22,154)	(16,771)	(58,003)	(57,514)
Income tax benefit (expense)	(239)	6,539	(348)	21,227
Net loss	$(22,393)	$(10,232)	$(58,351)	$(36,287)

Basic net loss per common share	$(0.55)	$(0.25)	$(1.44)	$(0.91)
Diluted net loss per common share	$(0.55)	$(0.25)	$(1.44)	$(0.91)

Basic weighted average shares outstanding	40,778	40,199	40,611	40,082
Diluted weighted average shares outstanding	40,778	40,199	40,611	40,082

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share data)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$166,848	$137,326
Restricted cash	1,303	1,964
Short-term investments	—	6,997
Accounts and other receivables, net	74,961	162,034
Inventory	141,561	186,307
Prepaid expenses and other current assets	21,231	25,015
Total current assets	405,904	519,643

Long-term restricted cash	16,030	1,030
Long-term investment in sales-type lease, net	13,024	23,367
Property and equipment, net	36,325	36,623
Goodwill	14,182	14,182
Intangible assets other than goodwill, net	3,471	4,345
Other non-current assets	17,433	19,567
TOTAL ASSETS	$506,369	$618,757

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,956	$57,207
Accrued payroll and related expenses	17,768	18,546
Other accrued liabilities	7,717	9,471
Customer contract liabilities	57,290	80,119
Total current liabilities	111,731	165,343

Long-term customer contract liabilities	31,661	38,622
Other non-current liabilities	12,725	14,495
TOTAL LIABILITIES	156,117	218,460

Shareholders’ equity:
Preferred stock — Authorized and undesignated, 5,000,000 shares; no shares issued or outstanding	—	—
Common stock and additional paid-in capital, par value $.01 per share — Authorized, 75,000,000 shares; issued and outstanding 40,825,905 and 40,464,963 shares, respectively	643,059	633,408
Accumulated other comprehensive income	707	915
Accumulated deficit	(293,514)	(234,026)
TOTAL SHAREHOLDERS’ EQUITY	350,252	400,297
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$506,369	$618,757

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS)

		Three Months Ended September 30, 2018
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(22.4)	$(0.55)	$(23.2)	$24.8	$48.0

Share-based compensation	(1)	3.5		3.5	0.2	3.3
Amortization of acquired and other intangibles	(2)	0.3		0.3	0.2	0.1
Gain on sale of investment	(6)	(0.4)
Income tax on reconciling items	(7)	(0.7)
Other items impacting tax provision	(8)	0.4
Total reconciling items		3.1	0.08	3.8	0.4	3.4

Non-GAAP		$(19.3)	$(0.47)	$(19.4)	$25.2	$44.6

		Three Months Ended September 30, 2017
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(10.2)	$(0.25)	$(26.2)	$28.5	$54.7

Share-based compensation	(1)	2.6		2.6	0.1	2.5
Amortization of acquired and other intangibles	(2)	0.1		0.1		0.1
Restructuring	(3)	7.7		7.7		7.7
Strategic transaction-related costs	(4)	0.5		0.5		0.5
Gain on strategic transaction	(5)	(4.4)
Gain on sale of investment	(6)	(3.3)
Income tax on reconciling items	(7)	(2.9)
Other items impacting tax provision	(8)	(3.4)
Total reconciling items		(3.1)	(0.08)	10.9	0.1	10.8

Non-GAAP		$(13.3)	$(0.33)	$(15.3)	$28.6	$43.9

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets
(3) Adjustments to exclude restructuring costs
(4) Adjustments to exclude strategic transaction-related costs
(5) Adjustments to exclude gain on strategic transaction with Seagate
(6) Adjustments to exclude gain on sale of investment
(7) Adjustments associated with the estimated tax impact on non-GAAP reconciling items at our marginal U.S. tax rate of approximately 21% for the current year period, and 35% for the prior year comparative period

(8) As part of an alternative non-GAAP income measure, we have adjusted GAAP taxes as reported including the impact to the GAAP tax provision of the non-GAAP reconciling items (adjusted for note (7) above). And when applicable, we also adjust for changes related to the utilization or increase of our net operating loss carryforwards and for changes in our valuation allowance held against deferred tax assets and any applicable change in tax law, including the Tax Cuts and Jobs Act of 2017.

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS)

		Nine Months Ended September 30, 2018
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(58.4)	$(1.44)	$(60.5)	$89.6	$150.1

Share-based compensation	(1)	9.6		9.6	0.6	9.0
Amortization of acquired and other intangibles	(2)	0.8		0.8	0.6	0.2
Restructuring	(3)	0.5		0.5		0.5
Gain on sale of investment	(6)	(0.4)
Income tax on reconciling items	(7)	(2.2)
Other items impacting tax provision	(8)	1.2
Total reconciling items		9.5	0.24	10.9	1.2	9.7

Non-GAAP		$(48.9)	$(1.20)	$(49.6)	$90.8	$140.4

		Nine Months Ended September 30, 2017
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(36.3)	$(0.91)	$(69.9)	$80.6	$150.6

Share-based compensation	(1)	7.7		7.7	0.4	7.3
Amortization of acquired and other intangibles	(2)	0.4		0.4		0.4
Restructuring	(3)	7.7		7.7		7.7
Strategic transaction-related costs	(4)	0.5		0.5		0.5
Gain on strategic transaction	(5)	(4.4)
Gain on sale of investment	(6)	(3.3)
Income tax on reconciling items	(7)	(4.9)
Other items impacting tax provision	(8)	(17.1)
Total reconciling items		(13.4)	(0.33)	16.3	0.4	15.9

Non-GAAP		$(49.7)	$(1.24)	$(53.6)	$81.0	$134.7

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets
(3) Adjustments to exclude restructuring costs
(4) Adjustments to exclude strategic transaction-related costs
(5) Adjustments to exclude gain on strategic transaction with Seagate
(6) Adjustments to exclude gain on sale of investment
(7) Adjustments associated with the estimated tax impact on non-GAAP reconciling items at our marginal U.S. tax rate of approximately 21% for the current year period, and 35% for the prior year comparative period

(8) As part of an alternative non-GAAP income measure, we have adjusted GAAP taxes as reported including the impact to the GAAP tax provision of the non-GAAP reconciling items (adjusted for note (7) above). And when applicable, we also adjust for changes related to the utilization or increase of our net operating loss carryforwards and for changes in our valuation allowance held against deferred tax assets and any applicable change in tax law, including the Tax Cuts and Jobs Act of 2017.

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Three Months Ended September 30, 2018
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$8.9	15%	$15.9	46%	$24.8	27%

Share-based compensation	(1)	0.1		0.1		0.2
Amortization of acquired and other intangibles	(2)	0.2		—		0.2
Total reconciling items		0.3	1%	0.1	—%	0.4	—%

Non-GAAP		$9.2	16%	$16.0	46%	$25.2	27%

		Three Months Ended September 30, 2017
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$10.2	23%	$18.3	53%	$28.5	36%

Share-based compensation	(1)	0.1		—		0.1
Total reconciling items		0.1	—%	—	—%	0.1	—%

Non-GAAP		$10.3	23%	$18.3	53%	$28.6	36%

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Nine Months Ended September 30, 2018
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$37.5	20%	$52.1	49%	$89.6	31%

Share-based compensation	(1)	0.3		0.3		0.6
Amortization of acquired and other intangibles	(2)	0.6		—		0.6
Total reconciling items		0.9	1%	0.3	—%	1.2	—%

Non-GAAP		$38.4	21%	$52.4	49%	$90.8	31%

		Nine Months Ended September 30, 2017
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$28.6	24%	$52.0	48%	$80.6	36%

Share-based compensation	(1)	0.2		0.2		0.4
Total reconciling items		0.2	—%	0.2	—%	0.4	—%

Non-GAAP		$28.8	24%	$52.2	48%	$81.0	36%

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets

CRAY INC. AND SUBSIDIARIES
Reconciliation of GAAP to non-GAAP Net Loss
(Unaudited; in millions except per share amounts and percentages)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2018	2017	2018	2017
GAAP Net Loss		$(22.4)	$(10.2)	$(58.4)	$(36.3)

Non-GAAP adjustments impacting gross profit:
Share-based compensation	(1)	0.2	0.1	0.6	0.4
Amortization of acquired and other intangibles	(2)	0.2	—	0.6	—
Total adjustments impacting gross profit		0.4	0.1	1.2	0.4

Non-GAAP gross margin percentage		27%	36%	31%	36%

Non-GAAP adjustments impacting operating expenses:
Share-based compensation	(1)	3.3	2.5	9.0	7.3
Amortization of acquired and other intangibles	(2)	0.1	0.1	0.2	0.4
Restructuring	(3)	—	7.7	0.5	7.7
Strategic transaction-related costs	(4)	—	0.5	—	0.5
Total adjustments impacting operating expenses		3.4	10.8	9.7	15.9

Gain on strategic transaction	(5)	—	(4.4)	—	(4.4)
Gain on sale of investment	(6)	(0.4)	(3.3)	(0.4)	(3.3)

Non-GAAP adjustments impacting tax provision:
Income tax on reconciling items	(7)	(0.7)	(2.9)	(2.2)	(4.9)
Other items impacting tax provision	(8)	0.4	(3.4)	1.2	(17.1)
		(0.3)	(6.3)	(1.0)	(22.0)

Non-GAAP Net Loss		$(19.3)	$(13.3)	$(48.9)	$(49.7)

Non-GAAP Diluted Net Loss per common share		$(0.47)	$(0.33)	$(1.20)	$(1.24)

Diluted weighted average shares		40.8	40.2	40.6	40.1

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets
(3) Adjustments to exclude restructuring costs
(4) Adjustments to exclude strategic transaction-related costs
(5) Adjustments to exclude gain on strategic transaction with Seagate
(6) Adjustments to exclude gain on sale of investment
(7) Adjustments associated with the estimated tax impact on non-GAAP reconciling items at our marginal U.S. tax rate of approximately 21% for the current year period, and 35% for the prior year comparative period

(8) As part of an alternative non-GAAP income measure, we have adjusted GAAP taxes as reported including the impact to the GAAP tax provision of the non-GAAP reconciling items (adjusted for note (7) above). And when applicable, we also adjust for changes related to the utilization or increase of our net operating loss carryforwards and for changes in our valuation allowance held against deferred tax assets and any applicable change in tax law, including the Tax Cuts and Jobs Act of 2017.